Exhibit 10(ll)

WAIVER AGREEMENT AND
SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AGREEMENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) is made as of December __, 2010 among TASTY BAKING COMPANY, a Pennsylvania corporation (“Company”), the direct and indirect subsidiaries of the Company from time to time parties to the Credit Agreement (as defined herein) (the “Subsidiary Borrowers” and with the Company, collectively, the “Borrowers”), CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent and Collateral Agent (in such capacities, collectively, the “Agent”), and Citizens Bank of Pennsylvania as Swing Line Lender and L/C Issuer, and EACH OTHER LENDER party to the Credit Agreement (collectively, including Citizens Bank of Pennsylvania in its capacities as Swing Line Lender and L/C Issuer, the “Lenders” and each individually, a “Lender”).

RECITALS

WHEREAS, Borrowers, Lenders and Agent have previously entered into a certain Credit Agreement dated September 6, 2007, amended by (i) that certain First Amendment to Credit Agreement, dated December 12, 2007, (ii) that certain Second Amendment to Credit Agreement, dated July 16, 2008, (iii) that certain Third Amendment to Credit Agreement, dated October 29, 2008, (iv) that certain Fourth Amendment to Credit Agreement, dated December 24, 2009, and (v) that certain Fifth Amendment to Credit Agreement, dated July 30, 2010 (as amended and as may be further amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, inter alia, Agent and Lenders agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein; and

WHEREAS, Borrowers are indebted to Lenders on account of various loans and advances extended by one or more Lenders to Borrowers  (collectively, the “Loans”) pursuant to the Credit Agreement and other Loan Documents (as defined in the Credit Agreement), including, without limitation, each of the following executed by one or more Borrowers and dated September 6, 2007: (i) the Security Agreement; (ii) Open-End Mortgage and Security Agreement; (iii) Open-End Fee and Leasehold Mortgage and Security Agreement; and (iv) other Collateral Documents (as defined in the Credit Agreement); and

WHEREAS, the Commonwealth of Pennsylvania acting by and through the Department of Community and Economic Development, Machinery and Equipment Loan Fund (“MELF”) has extended to Borrowers certain loans (the “MELF Loans”); and

WHEREAS, the PIDC Local Development Corporation (“PIDC”) has extended to Borrowers certain loans (the “PIDC Loans”); and

WHEREAS, that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated September 6, 2007, between and among the Borrowers, Agent (on its own behalf and in its capacity as agent for the Lenders), MELF and PIDC, sets forth the respective priorities, rights and remedies with respect to payment of Borrowers’ respective obligations to Lenders, MELF and PIDC, and with respect to the Collateral; and

WHEREAS, Borrowers have informed Agent that they are unable to make payments of principal due January 1, 2011 under the Credit Agreement and other Loan Documents (the “Payment Default”) in the amounts set forth in Schedule 1 hereof; and

WHEREAS, Borrowers have further informed Agent that, as of December 25, 2010, they do not expect to be in compliance with certain financial covenants set forth section 6.12 of the Credit Agreement (collectively with the Payment Default, the “Specified Defaults”, and each a “Specified Default”), and in the future do not expect to be in compliance with the same financial covenants and certain other financial covenants in the Credit Agreement; and

WHEREAS, upon the Specified Defaults, Lenders have available to them certain rights and remedies under the Loan Documents, including the right to demand payment in full of all Obligations (as defined in the Credit Agreement) and to cease making advances under the Loan Documents (the “Advances”); and

WHEREAS, the Commitment to make Working Capital Loans (of which the Swing Line Loan facility is a subfacility) is to be reduced from $35,000,000 to $34,000,000 on December 31, 2010 and the Borrowers have requested that the Lenders agree to postpone the reduction until January 14, 2011.

WHEREAS, Borrowers have requested that Lenders, among other things, waive the Specified Defaults to the extent such Specified Defaults exist prior to January 15, 2011 (but not to the extent such Specified Defaults exist on or after January 15, 2011), and continue to extend Advances to Borrowers under the Loans, all subject to terms and conditions acceptable to Lenders, to allow Borrowers to pursue a strategy to pay in full in cash and satisfy Borrower’s financial obligations to Lenders under the Credit Agreement and other Loan Documents; and

WHEREAS, this Agreement is contemplated by Borrowers and Lenders to allow Borrowers an opportunity to develop a strategy to pay in full and satisfy Borrowers’ financial obligations to Lenders under the Credit Agreement and other Loan Documents; and

WHEREAS, the initial Budget, required by paragraph 6 hereunder, has been delivered by the Company on behalf of the Borrowers to Lenders, and Lenders acknowledge that the initial Budget is in form and substance acceptable to Lenders.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and the foregoing recitals being fully incorporated as if set forth below, the parties hereto hereby agree, effective as of the Effective Date, as follows:

1.    Defined Terms.  Unless otherwise defined herein, capitalized terms used herein which are defined in Credit Agreement are used herein as therein defined.

2.    Amount of Indebtedness.  Borrowers acknowledge and agree that (a) as of December 29, 2010, the outstanding principal amount of the Obligations under the Loan Documents was in an amount not less than $92,258,558.49, exclusive of late charges, default and other interest, fees, costs of collection, attorney fees, and other charges and additional amounts which are due or may become due with the passage of time under the Loan Documents, and (b) Borrowers are truly and justly indebted to one or more Lenders in respect of all Obligations under the Loan Documents without defense, counterclaim or offset of any kind, and Borrowers ratify and reaffirm the validity, enforceability and binding nature of such Obligations.  Borrowers acknowledge and agree that the amounts set forth on Schedule 1, but for this Agreement, were due and payable to Lenders on January 1, 2011 and, if Borrowers do not pay to Lenders such amount for Lenders’ receipt in full, in cash on or before January 14, 2011 at 2:00 p.m. (prevailing Eastern Time), there shall be as of January 14, 2011 a payment Event of Default under the Credit Agreement (which may be in addition to other Events of Default), without the need for further notice to Borrowers or any other person and without any opportunity to cure.  Each Borrower hereby waives any right it may otherwise have now or in the future to notice of such payment default or to cure any such payment default.

3.    Security.  As security for the Obligations due to the Agent and the Lenders under the Loan Documents, Agent (for itself and for the benefit of the Lenders) has been granted and holds valid and perfected first-priority security interests in and against, inter alia, the Collateral identified in the Loan Documents, which Collateral constitutes all of the Borrowers’ assets.  Borrowers hereby reaffirm and grant to Agent and Lenders a security interest and lien in and against all of Borrowers’ assets and tangible and intangible personal property, including but not limited to all accounts, equipment, goods, inventory, and general intangibles, whether now owned or hereafter acquired, and the cash and non-cash proceeds thereof, as such terms are defined under the Uniform Commercial Code, as adopted by the Commonwealth of Pennsylvania (the “Collateral”).  Borrowers previously agreed, and by this Agreement, reaffirm their agreement, to deliver and/or authorize the filing of Uniform Commercial Code Financing Statements by Lenders to confirm and/or perfect the security interests in the Collateral, and grant power to and appoint Agent as Borrowers’ attorney-in-fact to execute and record such instruments on Borrowers’ behalf.  Borrowers additionally reaffirm the grant of a security interest to Lenders in the Collateral at this time.

4.    Events of Default and Waiver.

a.    Events of Default.  Borrowers (a) acknowledge and agree that, without this Agreement, the Specified Defaults would constitute Events of Default under the Loan Documents, and (b) represent and warrant to Lenders that no other Default or Event of Default has occurred and continues to exist as of the Effective Date.

b.    Waiver.  Lenders hereby waive any Specified Default but only to the extent such Specified Default exists prior to January 15, 2011.  For the sake of clarity, to the extent any Specified Default continues to exist as of January 15, 2011 (or, but for this Agreement, would have existed at any time from and including December 25, 2010 through January 15, 2011), such Specified Default shall constitute an Event of Default under the Credit Agreement without the need for further notice to Borrowers or any other person and without any opportunity to cure.  Each Borrower hereby waives any right it may otherwise have now or in the future to notice of any Specified Default or to cure any Specified Default.

EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SUBSECTION 4(b), THIS AGREEMENT DOES NOT SERVE AS A WAIVER OF ANY DEFAULTS OR EVENTS OF DEFAULT WHICH MAY NOW OR HEREAFTER EXIST and the Lenders and Agent reserve any and all rights and remedies under the Loan Documents, at law or in equity, in connection with any Defaults or Events of Default.  No delay or failure on the part of the Lenders or Agent to exercise any right or remedy hereunder or under the Loan Documents shall operate as a waiver of any Default or Event of Default, and no single or partial exercise of any right or remedy hereunder or under the Loan Documents shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action or forbearance by the Lenders shall be construed to constitute a waiver of any of the provisions hereof or of the Loan Documents.

5.    Amendments to Credit Agreement.

a.    Principal Payments Due Prior to January 15, 2011.  The Loan Documents are hereby amended to provide that payments of principal to be paid to Lenders between January 1, 2011 and January 14, 2011 (other than payments related to the Swing Loan to the extent the Total Outstandings of Working Capital Revolver Loans, Swing Line Loans and L/C Obligations, would otherwise exceed the Aggregate Commitment for Working Capital Loans for all Lenders), shall be paid to Lenders on January 15, 2011.  For the sake of clarity, Borrowers’ obligations under the Loan Documents to pay Obligations other than principal payments remain unchanged by this Agreement.

b.    Events of Default.  Section 9.01 of the Credit Agreement is hereby amended as follows:

(i)    Subsection 9.01(a) of the Credit Agreement is hereby amended to delete each of the following phrases: “within two (2) days after the same become due,” and “within three days after the same becomes due,” and “within five days after the same becomes due,”;

(ii)    Subsection 9.01(t) of the Credit Agreement is amended by deleting “.” at the end of such subsection and adding in its place “; or”; and

(iii)    New subsections 9.01(u) and 9.01(v) are added to the Credit Agreement, which subsections shall read as follows:

(u)           (i) any breach by any Borrower of any of its agreements under the Waiver Agreement and Sixth Amendment to Credit Agreement (the “Sixth Amendment”), dated as of December ____, 2010; (ii) the termination or resignation of Argus Management Corporation (“Financial Advisor”) as financial advisor to the Company and the Company’s failure to replace Financial Advisor with a financial advisory firm reasonably acceptable to Lenders within three (3) business days after the effective date of such termination or resignation; (iii) the occurrence of a material adverse deviation of the Borrowers’ financial performance from that set forth in the Budget (as defined in the Sixth Amendment); (iv) MELF, PIDC, Landlord or Liberty II (as defined in the Sixth Amendment) receives any payment from any Borrower; or (v) MELF, PIDC, Landlord or Liberty II seeks to exercise any remedies against any of the Borrowers in connection with obligations owing by any Borrowers to it; or

(v)           to the extent any Specified Default (as defined in the Sixth Amendment) exists as of January 15, 2011 (or, but for the Sixth Amendment, would have existed at any time from and including December 25, 2010 through January 15, 2011), (a) such Specified Default shall constitute an Event of Default without the need for further notice to Borrowers or any other person and (b) Borrowers shall have no right or opportunity to cure such Specified Default.

c.    Amendment to Schedule 2.01 to Credit Agreement.  In order to postpone the Commitment reduction with respect to Working Capital Revolver Loans that is scheduled to occur on December 31, 2010, Part A of Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended as follows: under heading “A. Working Capital Revolver Loan and L/C Obligations”, (i) each place the date “December 31, 2010” appears, replace such date with “January 14, 2011” and (ii) each place the date “January 1, 2011” appears, replace such date with “January 15, 2011”.

d.    Interest Rate.  The Credit Agreement and other Loan Documents are hereby amended to provide that the Loans shall accrue interest at the Default Rate from and after December 31, 2010.

6.    Budget.  On or before the Effective Date and every Wednesday thereafter, Borrowers shall deliver to Lenders a rolling thirteen-week cash flow forecast (each, a “Budget”) in form and substance reasonably acceptable to the Lenders which projects on a weekly basis for said thirteen-week period (each, a “Budget Period”) cash revenue, receipts, expenses and disbursements and other information relevant to the Borrower’s business and showing for the week most recently ended actual cash flows versus the previously-delivered budget.  Any amendments or changes to the Budget within the Budget Period may only be made with the prior written consent of the Agent.

7.    Cash Management and Swing Line Advances.  For the sake of clarity, the Lenders acknowledge and agree that the Swing Line Lender may continue to make Swing Line Loans to the Borrowers and such Lenders confirm their obligations to the Swing Line Lender under Section 2.04 of the Credit Agreement (Swing Line Loans) with respect to Swing Line Loans.

8.    Payments to MELF, PIDC, Liberty and Liberty II.  Borrowers shall not make any payments to MELF, PIDC, Liberty or Liberty II from December 27, 2010 through January 31, 2011, except that Borrowers may make payments to Liberty and Liberty II for Operating Expenses under the Liberty Leases (as defined below) for the months of December 2010 and January 2011.  For purposes of this Agreement, “Operating Expenses” shall have the meaning ascribed to such term in each of the Liberty Leases, respectively.

9.    Covenants of and Acknowledgements by Borrowers.  Borrowers further acknowledge and agree that:

a.    Cooperation with Agent’s and Lenders’ Consultants.  Borrowers shall cooperate in providing access to information in Borrowers’ possession or control and to Borrowers’ employees for any valuation and other consultants engaged by or on behalf of Agent and Lenders or their professionals to perform a valuation of Borrowers’ business and/or assets or otherwise.

b.    Additional Financial Reporting.  Borrowers shall provide to Lenders all financial reports, accountings and other information requested by Lenders, accompanied by back-up information.  Such reports, accountings and information shall be in addition to information otherwise required under the Loan Documents.

10.   Effective Date.  This Agreement shall become effective on the date (the “Effective Date”) that (a) each of the Lenders, each of the Borrowers, and the Agent shall have executed counterparts to this Agreement and delivered the same to the Agent and (b) MELF and PIDC shall have agreed to postpone all payments due and owing to them by the Borrowers through at least January 31, 2011 and waive all existing defaults, if any, related to the MELF Loans and PIDC Loans, respectively, pursuant to an agreement(s) in the form attached hereto as Schedule 2 (each a “MELF/PIDC Agreement”) and (c) L/S 26th Street South, L.P. (“Liberty”), as assignee of Liberty Property/Synterra Limited Partnership, and L/S Three Crescent Drive, LP (“Liberty II”), shall have agreed, pursuant to an agreement in the form attached hereto as Schedule 3 (the “Liberty Agreement”), to postpone all payments (except for Operating Expenses for December 2010 and January 2011) due and owing to Liberty by the Borrowers through at least January 31, 2011 and waive all existing defaults, if any, related to the Company’s Industrial Lease Agreement and the Company’s Improvements Agreement with Liberty, each dated May 8, 2007, as amended, and the Company’s Office Lease with Liberty II, dated June 15, 2007, (collectively, as each may have been amended from time to time, the “Liberty Leases”).

11.   Representations and Warranties.  Borrowers represent and warrant to Lenders that (a) each Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of formation, and (ii) has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrowers (including, without limitation, any required shareholder approvals); (c) the execution, delivery and performance hereof, the consummation of the transactions herein contemplated and the compliance with the terms and conditions hereof do not conflict with or result in a breach of, or require consent under, the organizational documents of any Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument by which any Borrower or any of its property is bound or by which any Borrower or any of its property is subject, and do not constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien or encumbrance upon any property of any Borrower pursuant to the terms of any such agreement or instrument; (d) this Agreement has been duly and validly executed and delivered by each Borrower and constitutes its legal, valid and binding obligation, enforceable against each Borrower in accordance with its terms;  (e) no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Borrower of this Agreement or for the legality, validity or enforceability hereof; (f) there are no Default or Events of Default in existence under the Loan Documents other than the Specified Defaults; (g) assuming PIDC and MELF each execute a MELF/PIDC Agreement, no Borrower is aware of any facts or circumstances existing or expected to exist prior to January 31, 2011 that would constitute defaults or events of default under any Borrower’s agreement(s) with MELF or PIDC; and (h) assuming Liberty and Liberty II execute the Liberty Agreement, no Borrower is aware of any facts or circumstances existing or expected to exist prior to January 31, 2011 that would constitute defaults or events of default under any Borrower’s agreement(s) with Liberty I or Liberty II.

12.   ACKNOWLEDGEMENT AND RELEASE.

BORROWERS AND LENDERS EACH ACKNOWLEDGE AND AGREE THAT (I) THE INDEBTEDNESS, SECURITY INTERESTS AND OTHER LIENS GRANTED TO LENDERS SECURING THE OBLIGATIONS ARE VALID AND PERFECTED IN ACCORDANCE WITH APPLICABLE LAW; (II) THE OBLIGATIONS ARE NOT SUBJECT TO ANY SETOFF, DEFENSE, CLAIM, COUNTERCLAIM, RECOUPMENT, OR AVOIDANCE AND/OR SUBORDINATION UNDER THE BANKRUPTCY CODE OR OTHERWISE; AND (III) BORROWERS HOLD NO CLAIMS AGAINST AGENT OR ANY LENDER, INDIVIDUALLY AND/OR AS AGENT, SUCCESSOR OR ASSIGN, OR AGAINST AGENT’S OR ANY LENDER’S OFFICERS, AGENTS, DIRECTORS, REPRESENTATIVES, ATTORNEYS, AND SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “LENDER PARTIES”).  TO THE EXTENT THAT ANY BORROWER HOLDS ANY CLAIMS AGAINST ONE OR MORE OF THE LENDER PARTIES, INCLUDING BUT NOT LIMITED TO CLAIMS RELATING TO ANY EXTENSION OR NON-EXTENSION OF A LETTER OF CREDIT OR ANY ISSUANCE OR NON-ISSUANCE OF A LETTER OF CREDIT OR OTHERWISE ARISING FROM THE LOAN DOCUMENTS AND ADMINISTRATION THEREOF OR COLLECTION OF

AMOUNTS DUE THEREUNDER, OR ANY APPLICATIONS, DISCUSSIONS, AND/OR COMMITMENTS TO ENTER INTO ANY FINANCE TRANSACTIONS, FORBEARANCE AGREEMENTS AND/OR AGREEMENTS PRIOR TO THE DATE OF EXECUTION OF THIS AGREEMENT, AS CONSIDERATION FOR AGENT’S AND LENDERS’ UNDERTAKINGS UNDER THIS AGREEMENT, BORROWERS HEREBY UNCONDITIONALLY FOREVER RELEASE, DISCHARGE, AND ACQUIT THE LENDER PARTIES OF ANY AND ALL CLAIMS, BREACHES OF CONTRACT, DEBTS, SUITS, DEMANDS, CAUSES OF ACTIONS AND ACTIONS OF ANY TYPE OR NOTICE WHICH AROSE OR ARE BASED ON OCCURRENCES OR TRANSACTIONS WHICH TOOK PLACE PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, WHETHER KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, SUSPECTED OR UNSUSPECTED, AT LAW OR IN EQUITY, OR BASED IN CONTRACT OR TORT.  EACH BORROWER ACKNOWLEDGES AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO RECEIVE THE ADVICE OF COUNSEL IN CONNECTION WITH THIS ACKNOWLEDGMENT AND RELEASE AND HAS VOLUNTARILY ENTERED INTO THIS ACKNOWLEDGEMENT AND RELEASE.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.   Future Negotiations.  The parties hereto acknowledge and agree that (A) the Lenders and Agent have not agreed to and have no future obligation whatsoever to discuss, negotiate or agree to any restructuring of the Borrowers’ obligations with respect to (i) the MELF Loans, (ii) the PIDC Loans, (iii) the Navy Yard Lease (as defined in the Credit Agreement), or (iv) the Loans and the Loan Documents, or any of them, or any modification, amendment, restructuring or reinstatement of the Loan Documents (including any future postponement of any Commitment reduction) or to forbear from exercising their rights and remedies under the Loan Documents, (B) if there are any future discussions among any of the Lenders, Agent, MELF, PIDC, Liberty, Liberty II and the Borrowers concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Borrowers’ obligations with respect to the Loan Documents, or any of them, or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of all parties, and that none of the parties hereto shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section 13.

14.   Counterparts.  This Agreement may be executed by each party in counterparts and may be delivered by facsimile or in electronic PDF sent via e-mail, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement binding upon all parties.

15.   Binding Effect.  All the terms and provisions of this Agreement, including, but not limited to, the security interests and liens confirmed hereby, and the priority established hereby, shall be binding upon Borrowers and upon any subsequently appointed trustee (regardless of whether under chapter 7 or chapter 11 of the Bankruptcy Code) in any case filed by or against any Borrower under the Bankruptcy Code.

16.   Status of Loan Documents.  Borrowers further agree that (a) all terms and conditions of the Loan Documents, including, without limitation, the Credit Agreement, Security Agreement, Open-end Mortgage and Open End Leasehold Mortgage described in the Recitals, remain in full force and effect, except as expressly modified by the terms of this Agreement and (b) this Agreement constitutes a Loan Document.

17.   No Waiver.  The execution, delivery and effectiveness of this Agreement by Lenders except as expressly provided in this Agreement to the contrary, shall be without prejudice to, or waiver of any Defaults and Events of Default that have occurred to date under the Loan Documents or occur with the passage of time.  The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Lenders under any of the Loan Documents, nor constitute a waiver of any provisions of any of the Loan Documents.  All of the provisions and covenants of the Credit Agreement and other Loan Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed, as amended by this Agreement.  Each Borrower shall remain obligated to comply with all of its obligations contained in each Loan Document to which it is a party, except as otherwise provided by this Agreement and any other documents required by this Agreement.  This Agreement and any other documents required by this Agreement shall be deemed to be a Loan Document for all purposes under and in connection with this Agreement, the Credit Agreement and the other Loan Documents and shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer any rights or benefits on any Person other than the parties hereto and their respective successors and assigns, except that the Lender Parties are intended third-party beneficiaries of the acknowledgment and release provisions hereof.

18.   Choice of Law.  This agreement and the documents executed in connection herewith shall in all respects be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws of such Commonwealth.

19.   Authority.  The signatories hereto represent and warrant that they have full authority to execute this Agreement.

20.   Advice of Counsel.  The parties to this agreement have received the advice of counsel in the negotiation and execution of this Agreement.

[signatures on following three page]

IN WITNESS WHEREOF, the parties are executing this Agreement as of the day and year first above written.

BORROWERS:

TASTY BAKING COMPANY

By:___________________________
Name:_________________________
Title:__________________________

TASTYKAKE INVESTMENT COMPANY*

By:___________________________
Name:_________________________
Title:__________________________

*This entity was merged out of existence.

TBC FINANCIAL SERVICES, INC.

By:___________________________
Name:_________________________
Title:__________________________

TASTY BAKING OXFORD, INC.

By:___________________________
Name:_________________________
Title:__________________________

AGENT:

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent and L/C Issuer

By: ________________________________ Name: ______________________________ Title: _______________________________

LENDERS:

CITIZENS BANK OF PENNSYLVANIA, as Lender

By:_________________________________
Name: _______________________________
Title: ________________________________

BANK OF AMERICA, N.A., as Lender

By:_________________________________
Name: ______________________________
Title: _______________________________

SOVEREIGN BANK, as Lender

By:________________________________
Name: ______________________________
Title: _______________________________

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:_________________________________
Name: ______________________________
Title: _______________________________

Schedule 1

Principal Payments On or About January 1, 2011

Fixed Asset Loans		$246,211.81

Mortgage Component	$19,466.66

Equipment Component	$179,545.15

IP Component	$47,200.00

Job Bank Term Loan		$83,333.00

TOTAL		$329,544.81

Schedule 2

MELF/PIDC Agreement

Schedule 3

Liberty Agreement